UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 10
                   GENERAL FORM FOR REGISTRATION OF SECURITIES
     Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

                                 Forex365, Inc.
                                 --------------
             (Exact Name of Registrant as Specified in its Charter)

           Nevada                                       85-0290243
           ------                                       ----------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                190 Lakeview Way
                              Vero Beach, FL 32963
                              --------------------
              (Address of Principal Executive Offices and Zip Code)

                                 (772) 231-7544
                                 --------------
              (Registrant's Telephone Number, including Area Code)

                                 with a copy to:
                              Frederic M. Schweiger
                               2395 Woodglen Drive
                                Aurora, IL 60502
                                 (630) 692-0647

        Securities to be registered under Section 12(b) of the Act: None.

                                              Name of Each Exchange on Which
Title of Each Class to be so Registered       Each Class is to be Registered

---------------------------------------    -------------------------------------

---------------------------------------    -------------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
                                (Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                   Accelerated filer  [ ]
Non-accelerated filer   [ ]                   Smaller reporting company [X]
(Do not check if a smaller reporting company)

                                TABLE OF CONTENTS

                                                                            Page

Item 1.   Business.                                                            1

Item 1A.  Risk Factors.                                                        4

Item 2.   Financial Information.                                              10

Item 3.   Properties.                                                         14

Item 4.   Security Ownership of Certain Beneficial Owners and Management.     15

Item 5.   Directors and Executive Officers.                                   16

Item 6.   Executive Compensation.                                             20

Item 7.   Certain Relationships and Related Transactions, and Director
          Independence.                                                       22

Item 8.   Legal Proceedings.                                                  23

Item 9.   Market Price of and Dividends on the Registrant's Common
          Equity and Related Stockholder Matters.                             23

Item 10.  Recent Sales of Unregistered Securities.                            25

Item 11.  Description of Registrant's Securities to be Registered.            25

Item 12.  Indemnification of Directors and Officers.                          28

Item 13.  Financial Statements and Supplementary Data.                        29

Item 14.  Changes in and Disagreements with Accountants on Accounting
          and Financial Disclosure.                                           29

Item 15.  Financial Statements and Exhibits.                                  30

                                EXPLANATORY NOTE

     Forex365, Inc. is filing this registration statement on Form 10 (the "Registration Statement") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on a voluntary basis to provide current public information to the investment community and to comply with applicable requirements for the quotation or listing of its securities on a national securities exchange or other public trading market. In this Registration Statement, the "Company," "we," "us," and "our" refer to Forex365, Inc.

     Once this Registration Statement is deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.


                           FORWARD LOOKING STATEMENTS

     This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "should," "targets," "projects," and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify in "Risk Factors" and elsewhere in this Registration Statement and in our filings with the SEC.

     Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in "Risk Factors" and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1. Business.

Business History and Background

     We were incorporated under the laws of the State of Nevada on February 8, 1984 under the name Solar Age Industries, Inc. The Company's principal business activity was the manufacture and sale of solar air and water heating devices. As of January 1986, the federal energy credits and most state energy credits expired which severely impacted our ability to market our products, resulting in a substantial loss for the first two calendar quarters of 1986. We attempted to diversify our operation, but because of the continuing substantial financial loses sustained by us, we were forced to file a Chapter 11 petition under the Bankruptcy Code District of New Mexico. In late 1987, we filed our plan of reorganization, which was approved by the Bankruptcy Court. Following distribution to our creditors under the terms of the plan and consummation of the plan, the bankruptcy case was subsequently closed. Although we continued to market our products, we did not attain the commercial success for our products and, subsequently, ceased operations.

     In July 1998, pursuant to an Agreement and Plan of Reorganization and, as a result of a reverse merger, we acquired through our wholly owned subsidiary, SGI Capital, Inc., an Illinois corporation, a ninety percent interest in JSC NBM Stroyservice ("NBM"), Russian limited liability company, which was a real estate development and construction company based in Moscow, Russia. Shortly after the merger, the Company was unable to develop its operations, due to deteriorating economic conditions in Russia and the inability of NBM to provide audited financial statements for the fiscal year ended as of June 30, 1999 in accordance with the U.S. Generally Accepted Accounting Principles, and we were forced to rescind the Agreement and Plan of Reorganization.

Reorganization and Change of Control

     On November 14, 2007, we entered into a securities purchase agreement ("Purchase Agreement") with KIG Investors II, LLC ("KIG") pursuant to which KIG agreed to purchase, subject to the satisfaction of certain conditions precedent, newly issued shares of common stock from the Company for cash consideration. Effective November 15, 2007, in accordance with the terms of the Purchase Agreement, our then existing officers and directors resigned, and Kevin R. Keating became our sole director. Kevin R. Keating appointed two additional directors, Margie Blackwell and Jeff Andrews, to fill the vacancies on our board of directors ("Board"). The Board then appointed Kevin R. Keating as our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer.

     Effective June 19, 2008, the Purchase Agreement was amended by the parties and KIG thereafter assigned its rights thereunder to Kevin R. Keating and Lionsridge Capital, LLC ("Lionsridge"), a limited liability company controlled by Fredric M. Schweiger. Pursuant to the amended Purchase Agreement, on June 25, 2008, we issued 16,000,000 shares of common stock to Kevin R. Keating and 5,000,000 shares of common stock to Lionsridge. These shares were sold by us for an aggregate purchase price of $210,000, or $0.01 per share. We also granted Kevin R. Keating and Lionsridge certain demand and piggyback registration rights with respect to these shares. The proceeds from the sale of these shares were used by us to pay certain of our liabilities and obligations.

     Effective August 14, 2008, we filed amended and restated articles of incorporation ("Restated Articles of Incorporation") with the Nevada Scretary of State. The Restated Articles of Incorporation amended our then current articles of incorporation to, among other things, increase the number of authorized shares of common stock from 50,000,000 to 200,000,000 and to reduce the par value per share of our common and preferred stock from $0.01 to $0.001. The amended and restated articles of incorporation were approved by the written consent of the directors and a majoirty of the stockholders.

     On August 20, 2008, Margie Blackwell and Jeff Andrews resigned as directors of the Company. The resignation of these directors was not the result of any disagreement with us on any matters relating to our operations, policies or practices. Following these resignations, Kevin R. Keating, our sole remaining director reduced the size of the Board to one director.

     Our principal place of business is located at 190 Lakeview Way, Vero Beach, FL 32963. Our telephone number is (772) 231-7544.

Current Business of Issuer

     We currently have no operations but are seeking to acquire an ongoing business. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with an operating business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. No assurance can be given that we will ever complete a business combination with an operating company.

     To date, we have made no efforts to identify a possible business combination. As a result, we have not conducted negotiations or entered into a letter of intent concerning any target business. We intend to commence search for an operating business suitable for a business combination after this Registration Statement becomes effective and we are a reporting company under the Exchange Act.

     Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the "Securities Act"), we qualify as a "shell company," because we have no or nominal assets (other than cash) and no or nominal operations. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

     The analysis of new business opportunities will be undertaken by or under the supervision of Kevin R. Keating, our sole officer and director. As of this date, we have not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for us. We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In our efforts to analyze potential acquisition targets, we will consider the following kinds of factors:

          (i) Potential for growth, indicated by new technology, anticipated market expansion or new products;

          (ii) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

          (iii) Strength and diversity of management, either in place or scheduled for recruitment;

          (iv) Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

          (v) The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

          (vi) The extent to which the business opportunity can be advanced;

          (vii) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

          (viii) Other relevant factors.

     In applying the foregoing criteria, no one of which will be controlling, our management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Form of Potential Business Combination

     The manner in which we participate in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

     It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under
Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders of the Company would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders of the Company may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to a business combination with an operating entity.

     The present stockholders of the Company will likely not have control of a majority of the voting securities of the Company following a reorganization transaction. As part of such a transaction, the Company's sole director may resign and one or more new directors may be appointed without any vote by stockholders.

     In the case of a business combination, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

     It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

     We presently have no employees. Our sole officer and director is engaged in outside business activities and anticipates that he will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Reports to Security Holders

     The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report. The Company intends to file reports with the SEC as long as it is required to do so. The Company will be a reporting company and intends to comply with the requirements of the Exchange Act as long as it is required to do so.

     The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Item 1A. Risk Factors.

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk. A prospective investor should consider the possibility of the loss of an investor's entire investment and evaluate all information about us and the risk factors discussed below in relation to his financial circumstances before investing in us.

There may be conflicts of interest between our management and the stockholders of the Company.

     Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of the stockholders of the Company. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. In addition, Kevin R. Keating, our sole officer and director, is currently involved with other public shell companies and conflicts in the pursuit of business combinations with such other public shell companies with which he is, and may in the future be, affiliated with may arise. If we and the other public shell companies that management is affiliated with desire to take advantage of the same opportunity, then members of management that are affiliated with both companies would abstain from voting upon the opportunity. In the event of identical officers and directors, or members of management, such individuals will arbitrarily determine the company that will be entitled to proceed with the proposed transaction.

We have no current operating business.

     We currently have no relevant operating business, revenues from operations or assets. Our business plan is to seek a merger or business combination with an operating business. We may not realize any revenue unless and until we successfully combine with an operating business. We face all of the risks inherent in the investigation, acquisition, or involvement in a new business opportunity. An investor's purchase of any of our securities must be regarded as placing funds at a high risk in a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a business combination of the type contemplated by management.

     We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking business combinations with operating entities that desire to become public companies. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

     The nature of our operations is highly speculative, and there is a consequent risk of loss of your investment. The success of our plan of operations will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control. In addition, even if we complete a business combination, there is no assurance that the business we acquire will generate revenues or profits, or that the value of our common stock will increase as a result of the acquired business opportunity.

We only intend to acquire a single business opportunity and thus your investment will lack diversification.

     Because of our limited financial resources, it is unlikely that we will be able to diversify our acquisitions or operations. The inability to diversify our activities into more than one area will subject our investors and stockholders to economic fluctuations within a particular business or industry and therefore increase the risks associated with the investment. We only intend to engage in a business combination with one operating entity.

We have no existing agreement for a business combination or other transaction.

     We have no arrangement, agreement or understanding with respect to engaging in a business combination with an operating business. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations. Further, management will seek to structure any such business combination so as not to require stockholder approval.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

     While seeking a business combination, management anticipates devoting very limited time to the Company's affairs. Our sole officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination. To supplement our search activities, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Some of these outside advisors may be our affiliates or their affiliated entities. The selection of any such advisors will be made by our management without any input from stockholders, and the engagement of such persons may reduce the value of your investment.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

     Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Further, the internal control management assessment and auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act of 2002 may limit the number of suitable acquisition prospects if they cannot, or are unwilling to, comply with these requirements.

The Company may be subject to further government regulation which would adversely affect our operations.

     Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

     If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

Shares of our common stock are currently very thinly traded, and liquidity of shares of our common stock is limited.

     Shares of our common stock are, and we expect will continue to be, very thinly traded, and the price if traded may not reflect the value of the Company. In connection with a future business combination, we may have to undertake a reverse split of our shares, which split may not reflect the value of the Company at that time. There can be no assurance that there will be an active market for our shares either now or after we complete the business combination. The market liquidity will be dependant on the perception of the operating business and any steps that its management might take to bring the company to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price of common stock may be highly volatile.

     Because there may be a low price for our securities, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the securities, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

     Our shares of common stock are currently quoted over-the-counter on the Pink Sheets quotation system. Management intends to strongly consider undertaking a business transaction with a private operating company which will allow our shares to be quoted and traded on the Over-the-Counter Bulletin Board ("OTC BB"), NASDAQ Global Market, NASDAQ Capital Market or a national exchange. However, there can be no assurance that, upon a business combination, we will qualify our shares for quotation or listing on NASDAQ or a national exchange, or be able to maintain the criteria necessary to insure continued quotation or listing.

     We also intend to seek to have our shares of common stock quoted on the OTC BB prior to completion of the business combination. However, we will not be able to obtain quotation for our common stock on the OTC BB until a number of conditions have been satisfied including, without limitation, the following: (i) this Registration Statement has become effective, (ii) we have satisfactorily responded to any comments from the SEC with respect to this Registration Statement, and (iii) we are in compliance with the periodic reporting requirements under the Exchange Act. We cannot assure when, or if, these conditions will be satisfied. In addition, we can give no assurance that we will be able to find a market maker willing to make a market in our common stock and, even if we are able to find a market maker, we can give no assurance that FINRA will approve the OTC BB quotation of our common stock in a timely manner. In the event we are unable to obtain an OTC BB quotation prior to the business combination, the value of your investment may be reduced since certain attractive target operating businesses may only consider a combination with an OTC BB quoted company.

     Even if our common stock is approved for quotation on the OTC BB, we are not certain that any trading market will develop or, if it develops, whether such trading market will be sustained. Investors should understand that there may be no alternative exit strategy for them to recover or liquidate their investments in our common stock. Accordingly, investors must be prepared to bear the entire economic risk of an investment in our common stock for an indefinite period of time.

     In addition, we will be subject to an SEC rule (Rule 15c2-11) that imposes various requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. The requirement that broker-dealers comply with this rule will deter broker-dealers from recommending or selling our common stock, thus further adversely affecting the liquidity and share price of our common stock, as well as our ability to raise additional capital.

     The majority of our shares currently outstanding are "restricted securities" within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemption from registration under the Securities Act and as required under applicable state securities laws. Rule 144 currently provides that a non-affiliated person (and who has not been an affiliate during the prior three months) may sell all of his restricted securities in a reporting company beginning six months after purchase, provided the issuer remains current in its reporting obligations during the next six months. However, an affiliated person may sell his restricted securities beginning six months after purchase, provided the following conditions are met: (i) the issuer is current in its reporting obligations, (ii) all sales are in brokerage transactions, (iii) a Form 144 is filed, and (iv) during every three months the number of shares sold that does not exceed 1.0% of a company's outstanding common stock. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares, may have a depressive effect upon the price of our shares in any market that may develop.

     The availability of the exemption from registration provided by Rule 144 is, however, limited in the case of the resale of shares initially acquired when the issuer was a shell company or former shell company. Rule 144(i) provides that shares initially acquired when the issuer was a shell company or former shell company may not be resold under Rule 144 until the following conditions are satisfied: (i) the issuer has ceased to be a shell company, (ii) the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (iii) the issuer has filed all reports required under the Exchange Act (other than Form 8-K reports) during the preceding 12 months, and (iv) one year has elapsed since the issuer filed Form 10 information reflecting it is no longer a shell company. The Company currently has 24,857,647 shares of common stock outstanding, of which 23,830,000 shares are subject to the limitation under Rule 144(i).

     Through the filing of this Registration Statement, we intend to become a public reporting company subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including, without limitation, compliance with the Sarbanes-Oxley Act.

     Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

There are issues impacting liquidity of our securities with respect to the SEC's review of a future resale registration statement.

     A majority of our shares of common stock currently outstanding are "restricted securities," and the holders thereof have certain registration rights. As such, following the business combination, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. In some cases, we are obligated to file a registration statement for certain restricted shares pursuant to certain registration rights agreements. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock. Further, a sale of our shares pursuant to an effective registration may have a depressive effect upon the price of our shares in any market that may develop.

     In addition, the SEC has recently disclosed that it has developed internal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity
(PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a registration statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act ("Rule 415"), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. It appears that the SEC in most cases will permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since, following a reverse merger or business combination, we may have only a limited number of tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale, but SEC staff members have indicated a willingness to consider a higher percentage in connection with registrations following reverse mergers with shell companies such as the Company. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or "cut back" the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that a stockholder's liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

We have never paid dividends on our common stock.

     We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

     We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

The Company intends to issue more shares in a business combination, which will result in substantial dilution.

     Our Restated Articles of Incorporation authorizes the issuance of a maximum of 200,000,000 shares of common stock and a maximum of 10,000,000 shares of preferred stock. Any business combination effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such business combination transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock may be materially adversely affected.

Our principal stockholders may engage in a transaction to cause the Company to repurchase its shares of common stock.

     In order to provide an interest in the Company to third parties, our principal stockholders may choose to cause the Company to sell Company securities to one or more third parties, with the proceeds of such sale(s) being utilized by the Company to repurchase shares of common stock held by them. As a result of such transaction, our management, principal stockholder(s) and Board of Directors may change.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

     The Company has not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to the Company. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a "reverse merger," following such a transaction we may not be able to attract the attention of major brokerage firms.

     Additional risks may exist since we will assist a privately held business to become public through a "reverse merger." Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

     Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Our Restated Articles of Incorporation authorizes the issuance of preferred stock by our Board of Directors.

     Our Restated Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Item 2. Financial Information.

     Our audited financial statements for the twelve months ended June 30, 2007 and 2008 are attached to this Registration Statement.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Reorganization

     Pursuant to the amended Purchase Agreement, on June 25, 2008, we issued 16,000,000 shares of common stock to Kevin R. Keating and 5,000,000 shares of common stock to Lionsridge. These shares were sold by us for an aggregate purchase price of $210,000, or $0.01 per share. The proceeds from the sale of these shares under the amended Purchase Agreement were used by us to pay certain of our liabilities and obligations as described below.

     On November 14, 2007, the Company entered into a Settlement and Release Agreement ("Settlement Agreement") with Leon Leibovich, the former CEO and director of the Company, which provided that for the partial payment, at the closing of the sale of the shares by the Company under the Purchase Agreement, of certain consulting fees earned by Leon Leibovich for consulting services rendered to the Company from July 2004 to October 2007. As part of the settlement of such consulting fees, Leon Leibovich agreed to accept $68,542 ("Settlement Amount") in full and complete payment of $140,000 of unpaid consulting fees. As part of the Settlement Agreement, Leon Leibovich also agreed to release the Company from all claims and to indemnify the Company from any loss, cost or expense incurred by the Company up to a maximum of $12,500 for a period of 4 months following the closing of the sale of shares under the amended Purchase Agreement. In accordance with the Settlement Agreement, the Company paid $56,042 to Leon Leibovich at the closing of the sale of shares under the amended Purchase Agreement and withheld $12,500 from the Settlement Amount payable to Leon Leibovich, which withheld amount will be paid to Leon Leibovich at the end of the 4-month period, subject to any claims for indemnity.

     On November 17, 2007, the Company entered into a revolving loan agreement with Keating Investments, LLC ("KI"). Pursuant to this agreement, the Company borrowed $5,000 from KI on November 17, 2005. The Company was required to repay the outstanding advances in full on or before June 30, 2008. The loan carried interest at a rate of 6% per annum. The loan was used by the Company to pay attorneys in connection with the Benchmark Action, more fully described in Item 8 hereof. The Company paid KI $5,000 in full payment of the loan on June 27, 2008 from the proceeds of the sale of shares under the amended Purchase Agreement. KI waived any payment of accrued interest on the loan. KI was the managing member of KIG. KIG assigned its rights to purchase shares under the Purchase Agreement on June 20, 2008.

     On March 10, 2008, Benchmark Capital, LLC ("Benchmark") agreed to settle the Benchmark Action and to release the Company and other defendants from all claims (including a $2,000 advance made in June 2006 by Benchmark to pay the Company's corporate filing fees to the State of Nevada) in exchange for a cash payment of $65,000 ("Benchmark Settlement Amount"). On June 25, 2008, the Company paid the Benchmark Settlement Amount in full from the proceeds of the sale of shares under the amended Purchase Agreement. On June 30, 2008, the Benchmark Action was dismissed with prejudice.

     On May 5, 2008, the Company entered into a revolving loan agreement with Vero Management, L.L.C. ("Vero"). Pursuant to this agreement, the Company borrowed $10,500 from Vero on May 5, 2008. The Company was required to repay the outstanding advances in full on or before June 30, 2008. The loan carried interest at a rate of 6% per annum. The loan was used by the Company to pay professional fees. Kevin R. Keating, the Company's sole officer and director, is the sole member and manager of Vero. The Company paid Vero $10,500 in full payment of the loan on or about June 27, 2008 from the proceeds of the sale of shares under the amended Purchase Agreement. Vero waived any payment of accrued interest on the loan.

     In connection with the closing of the transactions under the amended Purchase Agreement, proceeds from the sale of shares thereunder were used by the Company to pay transfer agent fees ($16,800), auditor fees ($3,600), legal fees ($30,000) and miscellaneous expenses ($2,129).


Results of Operation

     For the twelve months ended June 30, 2007 and 2008, the Company had no revenues from continuing operations.

     For the twelve months ended June 30, 2008, the Company had a loss from operations of $(55,394), as compared with a loss from operations of $(74,100) for the twelve months ended June 30, 2007.

     For the twelve months ended June 30, 2007, the Company recorded a litigation loss for $(63,000) related to the settlement of the Benchmark Action. For the twelve months ended June 30, 2008, the Company had income on discharge of indebtedness of $71,731, primarily related to the settlement made with Leon Leibovich for consulting fees owed to him.

     For the twelve months ended June 30, 2008, the Company had net income of $16,064, primarily related to discharge income of $71,731 for the period, as compared with a net loss of $(137,100) for the twelve months ended June 30, 2007, which included a charge for litigation loss of $(63,000).

Liquidity and Capital Resources

     As of June 30, 2008, the Company had assets equal to $21,429, comprised exclusively of cash and cash equivalents. The Company's current liabilities as of June 30, 2008 were $12,500, comprised exclusively of amounts owed to Leon Leibovich as part of the Settlement Agreement which were withheld for potential indemnity claims.

     The following is a summary of the Company's cash flows provided by (used in) operating, investing, and financing activities for the twelve months ended June 30, 2008 and 2007:

                         Twelve months ended June, 30
                               2008         2007
                            ---------    ---------

     Operating activities   $(186,571)        --
     Investing activities        --           --
     Financing activities   $ 208,000         --
                            ---------    ---------

     Net effect on cash     $  21,429    $    --
                            =========    =========

     The Company currently has nominal assets, no active business operations and no sources of revenues. The Company is dependent upon the receipt of capital investment or other financing to fund its ongoing operations and to execute its business plan of seeking a combination with a private operating company. In addition, the Company is dependent upon certain related parties to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, the Company may not be able to implement its plan of operations. Our financial statements indicate that without additional capital, there is substantial doubt as to our ability to continue as a going concern.

Plan of Operations

     The Company's current business strategy and plan of operation has been to investigate and, if such investigation warrants, acquire a target operating company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

     The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

     During the next 12 months we anticipate incurring costs related to the filing of Exchange Act reports, and consummating a business combination.

     We believe we will be able to meet these costs through use of funds in our treasury and additional amounts to be loaned by or invested in us by our stockholders, management or other investors. Currently, however, our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependent on our ability to find a suitable target operating company and enter into a possible business combination with such operating company. Management's plan includes obtaining additional funds by equity financing prior to or in connection with a business combination and/or related party advances; however, there is no assurance of additional funding being available.

     The Company may consider an operating business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

     Our sole officer and director has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

     Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

     The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

     We do not currently intend to retain any entity to act as a "finder" or a consultant to identify and/or analyze the merits of potential target businesses. However, we may elect to do so in the future.

Going Concern

     We currently have no source of operating revenue, and have only limited working capital with which to pursue our business plan, which contemplates the completion of a business combination with an operating company. The amount of capital required to sustain operations until the successful completion of a business combination is subject to future events and uncertainties. It may be necessary for us to secure additional working capital through loans or sales of common stock, and there can be no assurance that such funding will be available in the future. These conditions raise substantial doubt about our ability to continue as a going concern. Our auditor has issued a "going concern" qualification as part of his opinion in the Audit Report for the year ended June 30, 2008.

Critical Accounting Policies

     The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. The SEC has defined a company's critical accounting policies as the ones that are most important to the portrayal of the company's financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. We believe that our estimates and assumptions are reasonable under the circumstances; however, actual results may vary from these estimates and assumptions. We have identified in Note 2 - "Summary of Accounting Policies" to the Financial Statements contained in Part F/S of this document certain critical accounting policies that affect the more significant judgments and estimates used in the preparation of the financial statements.

Off-Balance Sheet Arrangements

     We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.


Item 3. Properties.

     We maintain our principal executive office at 190 Lakeview Way, Vero Beach, FL 32963 in the offices of Vero. The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of Vero, which is owned and managed by Kevin R. Keating, our sole officer and director.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

     The following table sets forth certain information regarding the Company's common stock beneficially owned on September 15, 2008, for (i) each shareholder the Company knows to be the beneficial owner of 5% or more of its outstanding common stock, (ii) each of the Company's executive officers and directors, and
(iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of the Company's knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. At September 15, 2008, 24,857,647 shares of the Company's common stock were outstanding.

                                       Number of Shares
   Name and Address                   Beneficially Owned       Percent of Shares
   ----------------                   ------------------       -----------------
Kevin R. Keating                          16,630,000                66.90%
190 Lakeview Way
Vero Beach, Florida 32963

Frederic M. Schweiger (1)                  7,200,000                28.96%
2395 Woodglen Drive
Aurora, Illinois 60502

Lionsridge Capital, LLC                    5,000,000                20.11%
c/o Frederic M. Schweiger
2395 Woodglen Drive
Aurora, Illinois 60502

Garisch Financial, Inc.                    2,200,000                 8.85%
c/o Frederic M. Schweiger
2395 Woodglen Drive
Aurora, Illinois 60502

All Executive Officers and Directors      16,630,000                66.90%
as a group

     (1) Represents 2,200,000 shares of common stock held directly by Garisch Financial, Inc. over which Frederic M. Schweiger has voting and investment control and therefore may be deemed a beneficial owner of such shares. Represents 5,000,000 shares of common stock held directly by Lionsridge Capital, LLC over which Frederic M. Schweiger has voting and investment control and therefore may be deemed a beneficial owner of such shares.

Item 5. Directors and Executive Officers.

Directors and Executive Officers

     Our sole officer and director and additional information concerning him is as follows:

      Name              Age                       Position
----------------    ------------  -------------------------------------------
Kevin R. Keating        68        Chief Executive Officer, Chief Financial
                                  Officer, President, Secretary and Treasurer and Director

     The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified. Except as set forth in Item 6 of this Registration Statement, the Directors are not compensated for serving as such. Officers serve at the discretion of the Board of Directors.

     Kevin R. Keating has served as a director of the Company since November 15, 2007. Mr. Keating was appointed Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer effective November 16, 2007. Mr. Keating is the Managing Member of Vero Management, LLC, which provides managerial, administrative, and financial consulting services for micro-cap public companies.

     For more than 40 years he has been engaged in various aspects of the investment business. Mr. Keating began his Wall Street career with the First Boston Corporation in New York in 1965. From 1967 through 1974, he was employed by several institutional research boutiques where he functioned as Vice President Institutional Equity Sales. From 1974 until 1982, Mr. Keating was the President and Chief Executive Officer of Douglas Stewart, Inc., a New York Stock Exchange member firm. From 1982 through 2006, he was associated with a variety of securities firms as a registered representative servicing the investment needs of high net worth individual investors.

     Additionally, Mr. Keating currently serves as director of the following public companies: Blue Holdings, Inc. and DigitalFX International, Inc. Also, he is the sole officer and director of Wentworth IV, Inc., Wentworth V, Inc., Wentworth VI, Inc., Wentworth VII, Inc., and Wentworth VIII, Inc., all of which are publicly-reporting, non-trading, blank check, shell companies.

     Mr. Keating serves as the sole officer and a director of Frezer, Inc. and of Catalyst Lighting Group, Inc., each of which are public shell companies which trade on the Over-the-Counter Bulletin Board under the symbols "FRZR" and "CYSU", respectively.


     The prior blank check company experience of Mr. Keating is set forth below:

                       Filing Date
                       Registration                                     SEC File      Pending Business
       Name             Statement            Operating Status            Number         Combinations     Additional Information
-------------------- ----------------- ------------------------------ -------------- ------------------- ------------------------
AeroGrow             March 7, 2006     Wentworth I, Inc. was a Rule   000-50888      None.               Kevin R. Keating
International,                         419 Blank Check company and                                       served as officer,
Inc. (formerly                         completed a merger with and                                       director and
Wentworth I, Inc.)                     into AeroGrow International                                       shareholder since
                                       Inc. on February 24, 2006.                                        inception. Upon the
                                                                                                         merger with AeroGrow
                                                                                                         International, Inc.,
                                                                                                         Mr. Keating ceased to
                                                                                                         be an officer or
                                                                                                         director. Mr. Keating
                                                                                                         remains a shareholder.

-------------------- ----------------- ------------------------------ -------------- ------------------- ------------------------
Wentworth II, Inc.   June 9, 2006      Wentworth II, Inc. became a    000-52040      None.               Kevin R. Keating
                                       reporting company effective                                       served as sole officer
                                       August 10, 2006 and                                               and director since
                                       completed a merger with                                           inception.  Mr.
                                       Omnia Luo Group Limited on                                        Keating ceased to be
                                       October 9, 2007.                                                  an officer or director
                                                                                                         on October 9, 2007.
                                                                                                         Mr. Keating remains a
                                                                                                         shareholder.

-------------------- ----------------- ------------------------------ -------------- ------------------- ------------------------
Catalyst Lighting    December 13,      Wentworth III, Inc. was a      333-75044      None.               Kevin R. Keating
Group, Inc.          2001              Rule 419 Blank Check company                                      served as director and
(formerly                              and was acquired by Catalyst                                      shareholder from April
Wentworth III,                         Lighting Group, Inc. in                                           2001 until the
Inc.)                                  August 2003. Catalyst                                             present.  He currently
                                       Lighting Group, Inc.                                              is also the sole
                                       deregistered on December 27,                                      officer.
                                       2005 and subsequently filed
                                       a Form 10 to become a
                                       reporting company, which
                                       became effective February 6,
                                       2008.
-------------------- ----------------- ------------------------------ -------------- ------------------- ------------------------
Wentworth IV, Inc.   August 17, 2006   Effective October 16, 2006.    000-52189      None.               Kevin R. Keating has
                                                                                                         served as sole officer
                                                                                                         and director since
                                                                                                         inception.

-------------------- ----------------- ------------------------------ -------------- ------------------- ------------------------
Wentworth V, Inc.    August 17, 2006   Effective October 16, 2006.    000-52190      None.               Kevin R. Keating has
                                                                                                         served as sole officer
                                                                                                         and director since
                                                                                                         inception.

-------------------- ----------------- ------------------------------ -------------- ------------------- ------------------------
Wentworth VI, Inc.   September 20,     Effective November 19, 2007.   000-52821      None.               Kevin R. Keating has
                     2007                                                                                served as sole officer
                                                                                                         and director since
                                                                                                         inception.

-------------------- ----------------- ------------------------------ -------------- ------------------- ------------------------
Wentworth VII, Inc.  September 20,     Effective November 19, 2007.   000-52820      None.               Kevin R. Keating has
                     2007                                                                                served as sole officer
                                                                                                         and director since
                                                                                                         inception.

-------------------- ----------------- ------------------------------ -------------- ------------------- ------------------------
Wentworth VIII,      September 20,     Effective November 19, 2007.   000-52819      None.               Kevin R. Keating has
Inc.                 2007                                                                                served as sole officer
                                                                                                         and director since
                                                                                                         inception.

-------------------- ----------------- ------------------------------ -------------- ------------------- ------------------------

                                       17

Audit Committee and Audit Committee Financial Expert

     The Company is not a "listed company" under SEC rules and is therefore not required to have an audit committee comprised of independent directors. The
Company does not currently have an audit committee, however, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, the Company's board of directors is deemed to be its audit committee and as such functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of the Company's independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. The Company's board of directors has determined that its members do not include a person who is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. The board of directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the board of directors believes that each of its members have the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

Code of Ethics

     A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

     o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     o Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer;

     o    Compliance with applicable governmental laws, rules and regulations;

     o The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

     o    Accountability for adherence to the code.

     Due to the limited scope of the Company's current operations, the Company has not adopted a corporate code of ethics that applies to its executive officers.

Conflicts of Interest

     Certain conflicts of interest exist and may continue to exist between the Company and its officers and directors due to the fact that each has other business interests to which they devote their primary attention. Each officer and director may continue to do so notwithstanding the fact that management time should be devoted to the business of the Company.

     Certain conflicts of interest may exist between the Company and its management, and conflicts may develop in the future. The Company has not established policies or procedures for the resolution of current or potential conflicts of interest between the Company, its officers and directors or

                                       18

affiliated entities. There can be no assurance that management will resolve all conflicts of interest in favor of the Company, and conflicts of interest may arise that can be resolved only through the exercise by management their best judgment as may be consistent with their fiduciary duties. Management will try to resolve conflicts to the best advantage of all concerned.

Board Meetings; Nominating and Compensation Committees

     The Board of Directors took a number of actions by written consent of all of the directors during the fiscal year ended June 30, 2008. Such actions by the written consent of all directors are, according to Nevada corporate law and the Company's bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held. The Company's directors and officers do not receive remuneration from the Company unless approved by the Board of Directors or pursuant to an employment contract. No compensation has been paid to the Company's directors for attendance at any meetings during the last fiscal year.

     The Company does not have standing nominating or compensation committees, or committees performing similar functions. The Company's board of directors believes that it is not necessary to have a compensation committee at this time because the functions of such committee are adequately performed by the board of directors. The board of directors also is of the view that it is appropriate for the Company not to have a standing nominating committee because the board of directors has performed and will perform adequately the functions of a nominating committee. The Company is not a "listed company" under SEC rules and is therefore not required to have a compensation committee or a nominating committee.

Shareholder Communications

     There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. The board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because it believes that, given the limited scope of the Company's operations, a specific nominating policy would be premature and of little assistance until the Company's business operations are at a more advanced level.
There are no specific, minimum qualifications that the board of directors believes must be met by a candidate recommended by the board of directors.
Currently, the entire board of directors decides on nominees, on the recommendation of any member of the board of directors followed by the board's review of the candidates' resumes and interview of candidates. Based on the information gathered, the board of directors then makes a decision on whether to recommend the candidates as nominees for director. The Company does not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

     The Company does not have any restrictions on shareholder nominations under its certificate of incorporation or bylaws. The only restrictions are those applicable generally under Nevada corporate law and the federal proxy rules, to the extent such rules are or become applicable. The board of directors will consider suggestions from individual shareholders, subject to evaluation of the person's merits. Stockholders may communicate nominee suggestions directly to the board of directors, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. There are no formal criteria for nominees.

     Because the management and directors of the Company are the same persons, the Board of Directors has determined not to adopt a formal methodology for communications from shareholders on the belief that any communication would be brought to the board of directors' attention by virtue of the co-extensive capacities served by Kevin R. Keating.

                                       19

Indemnification

     Under Nevada corporate law and pursuant to our restated articles of incorporation and bylaws, the Company may indemnify its officers and directors for various expenses and damages resulting from their acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company's officers or directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 6. Executive Compensation.

Compensation Discussion and Analysis

     The Company currently is a shell company with nominal assets, no employees and no active business operations. The Company's business plans are to identify an operating company with which to merge or to complete a business combination in a reverse merger transaction. As such, the Company currently has no formal compensation program for its executive officers, directors or employees.

     The Company is not a "listed company" under SEC rules and is therefore not required to have a compensation committee. Accordingly, the Company has no compensation committee.

     Except as set forth in the summary compensation table below, during the fiscal years ended June 30, 2007 and 2008, the Company has not provided any salary, bonus, annual or long-term equity or non-equity based incentive programs, health benefits, life insurance, tax-qualified savings plans, special employee benefits or perquisites, supplemental life insurance benefits, pension or other retirement benefits or any type of nonqualified deferred compensation programs for its executive officers or employees.

     On June 26, 2008, the Company issued Kevin R. Keating 630,000 shares of the
Company's common stock valued at $6,300 for consulting services provided by Mr.
Keating. Please see Item 7, Certain Relationships and Related Transactions, and
Director Independence, below for a full discussion of a certain agreement between the Company and Vero Management, L.L.C., a limited liability company for which Mr. Keating is the sole member and manager. Mr. Keating intends to devote very limited time to our affairs.

     It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain Mr. Keating for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment or services to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs are currently in place for the benefit of the Company's employees.

     As of September 15, 2008, there were no outstanding shares of preferred stock, no outstanding securities convertible into our common stock and no outstanding options or warrants to acquire our common stock.

     There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

                                       20

Summary Compensation Table

     The following table summarizes the total compensation paid to or earned by each of the Company's named executive officers who served as executive officers during all or a portion of the fiscal years ended June 30, 2007 and 2008.

---------------- -------- ---------- -------- ---------- ---------- ------------ ----------- ------------------ ----------------
      (a)          (b)       (c)       (d)       (e)        (f)         (g)         (h)             (i)               (j)
---------------- -------- ---------- -------- ---------- ---------- ------------ ----------- ------------------ ----------------
                                                                     Non-equity  Non-qualified
                                                                     Incentive     Deferred
   Name and                                     Stock      Option      Plan      Compensation    All Other           Total
   Principal                Bonus    Salary     Awards     Awards   Compensation   Earnings     Compensation      Compensation
   Position       Year       ($)       ($)        ($)        ($)        ($)          ($)            ($)               ($)
---------------- -------- ---------- -------- ---------- ---------- ------------ ----------- ------------------ ----------------
Leon Leibovich    2008       $0        $0         $0         $0         $0           $0          $13,500            $13,500
(former CEO)(1)   2007       $0        $0         $0         $0         $0           $0          $42,000            $42,000

---------------- -------- ---------- -------- ---------- ---------- ------------ ----------- ------------------ ----------------
Kevin R.          2008       $0        $0       $6,300       $0         $0           $0             $0               $6,300
Keating (CEO,     2007       $0        $0         $0         $0         $0           $0             $0                 $0
Pres., CFO,
Tres. and
Secry.)(2)
---------------- -------- ---------- -------- ---------- ---------- ------------ ----------- ------------------ ----------------

     (1) Commencing July 1, 2004, the Company's Board of Directors approved a consulting fee of $3,500 per month payable to its former director and Chief
Executive Officer, Leon Leibovich, for consulting services rendered to the Company for financial and administrative matters and for assisting the Company in identifying an operating company for a potential business combination. The
Company recorded expenses for these consulting services of $13,500 and $42,000 during the fiscal years ended June 30, 2008 and 2007, respectively. On November
14, 2007, the Company entered into a Settlement and Release Agreement with Leon
Leibovich, which provided for the partial payment of certain consulting fees earned by Leon Leibovich for consulting services rendered to the Company from July 2004 to October 2007. As part of the settlement of such consulting fees, Leon Leibovich agreed to accept $68,542 in full and complete payment of $140,000 of unpaid consulting fees.

     (2) On June 26, 2008, the Company issued Kevin R. Keating 630,000 shares of the Company's common stock valued at $6,300 for consulting services provided by Mr. Keating.

Employment and Other Agreements

     The Company has no employment agreements or other agreements with any of its executive officers. The Company currently has no employees.

Compensation of Directors

     During the fiscal years ended June 30, 2007 and 2008, Messrs. Leibovich and
Keating did not receive separate compensation for their services as a director.



                                       21

Item 7. Certain Relationships and Related Transactions, and Director
Independence.

Transactions with Management and Others

     Commencing July 1, 2004, the Company's Board of Directors approved a consulting fee of $3,500 per month payable to its former director and Chief Executive Officer, Leon Leibovich, for consulting services rendered to the Company for financial and administrative matters and for assisting the Company in identifying an operating company for a potential business combination.

     On November 14, 2007, we entered into a securities purchase agreement ("Purchase Agreement") with KIG Investors II, LLC ("KIG") pursuant to which KIG agreed to purchase, subject to the satisfaction of certain conditions precedent, newly issued shares of common stock from the Company for cash consideration. Effective November 15, 2007, in accordance with the terms of the Purchase Agreement, our then existing officers and directors resigned, and Kevin R. Keating became our sole director. Kevin R. Keating appointed two additional directors, Margie Blackwell and Jeff Andrews, to fill the vacancies on our board of directors ("Board"). The Board then appointed Kevin R. Keating as our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer.

     Effective June 19, 2008, the Purchase Agreement was amended by the parties and KIG thereafter assigned its rights thereunder to Kevin R. Keating and Lionsridge. Pursuant to the amended Purchase Agreement, on June 25, 2008, we issued 16,000,000 shares of common stock to Kevin R. Keating and 5,000,000 shares of common stock to Lionsridge. These shares were sold by us for an aggregate purchase price of $210,000, or $0.01 per share.

     On November 14, 2007, the Company entered into a Settlement and Release Agreement with Leon Leibovich, which provided for the partial payment, at the closing of the sale of shares by the Company under the Purchase Agreement, of certain consulting fees earned by Leon Leibovich for consulting services rendered to the Company from July 2004 to October 2007. As part of the settlement of such consulting fees, Leon Leibovich agreed to accept $68,542 in full and complete payment of $140,000 of unpaid consulting fees. As part of the Settlement Agreement, Leon Leibovich also agreed to release the Company from all claims and to indemnify the Company from any loss, cost or expense incurred by the Company up to a maximum of $12,500 for a period of 4 months following the closing of the sale of shares under the amended Purchase Agreement. In accordance with the Settlement Agreement, the Company paid $56,042 to Leon Leibovich at the closing of the sale of shares under the amended Purchase Agreement and withheld $12,500 from the Settlement Amount payable to Leon Leibovich, which withheld amount will be paid to Leon Leibovich at the end of the 4-month period, subject to any claims for indemnity.

     On May 5, 2008, the Company entered into a revolving loan agreement with Vero Management, L.L.C. ("Vero"). Pursuant to this agreement, the Company borrowed $10,500 from Vero on May 5, 2008. The Company was required to repay the outstanding advances in full on or before June 30, 2008. The loan carried interest at a rate of 6% per annum. The loan was used by the Company to pay professional fees. Kevin R. Keating, the Company's Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer and a director is the sole member and manager of Vero. The Company paid Vero $10,500 on or about June 27, 2008 in full payment of the Vero loan. Vero waived any payment of accrued interest on the loan.

     On June 25, 2008, the Company issued 16,000,000 shares of common stock to Kevin R. Keating, a director of the Company and the Company's sole officer, for a purchase price of $160,000, or $0.01 per share. On June 26, 2008, the Company issued 630,000 shares of common stock to Kevin R. Keating for consulting services rendered to the Company, which services were valued at $6,300, or $0.01 per share.

     On June 26, 2008, the Company issued 2,200,000 shares of common stock to Garisch Financial, Inc. ("GFI"), a consulting firm controlled by Frederic M. Schweiger, for consulting services rendered to the Company, which services were valued at $22,000, or $0.01 per share. The payment of these shares for consulting services was made pursuant to an agreement between the Company and GFI. Mr. Schweiger also controls Lionsridge which purchased 5,000,000 shares of common stock for $50,000 on June 25, 2008 pursuant to the amended Purchase Agreement.

     Effective July 1, 2008, the Company entered into a management agreement ("Management Agreement") with Vero under which Vero had agreed to provide a broad range of managerial and administrative services to the Company including, but not limited to, assistance in the preparation and maintenance of the Company's financial books and records, the filing of various reports with the appropriate regulatory agencies as are required by State and Federal rules and regulations, the administration of matters relating to the Company's shareholders including responding to various information requests from shareholders as well as the preparation and distribution to shareholders of relevant Company materials, and to provide office space, corporate identity, telephone and fax services, mailing, postage and courier services for a fixed fee of $3,000 per month, for an initial period of twelve months. The agreement may be terminated by either party in writing during the initial twelve months. At the end of the initial twelve month term, the agreement will continue to remain in effect until terminated in writing by either party. Kevin R. Keating, the Company's Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer and a director is the sole member and manager of Vero.

Item 8. Legal Proceedings.

     We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

     The Company was named in a civil action filed in Nevada District Court, Clark County on August 7, 2007 captioned Benchmark Capital, LLC vs. Forex365, Inc., formerly known as Solar Group, Inc., Leon Leibovich and Does I-XV (the "Benchmark Action"). The lawsuit alleged a number of causes of action related to Benchmark's attempts to acquire a controlling interest in the Company from certain stockholders ("Controlling Interest") during the period from April 2005 to May 2007. During this time period, Benchmark alleged it advanced monies to the Company to pay certain expenses and costs of the Company. Benchmark alleged certain other defendants breached a verbal agreement to sell it the Controlling Interest. Generally, Benchmark demanded that the Company repay these advances in and/or to issue its common stock to Benchmark in lieu of cash repayment of the advances. Benchmark also sought specific performance to have the Controlling Interest transferred to it. On November 1, 2007, the Company was advised that a default judgment had been entered against the Company on October 31, 2007. The default judgment provided that the Company pay Benchmark the sum of $41,670.88 plus interest at 10.25% per annum from August 7, 2007 until paid, plus costs of $447.98 and attorney fees of $5,420. On January 8, 2008, the Court vacated the default judgment against the Company. The Company timely filed its answer to complaint. On March 10, 2008, Benchmark Capital, LLC ("Benchmark") agreed to settle the Benchmark Action and to release the Company and other defendants from all claims (including a $2,000 advance made in June 2006 by Benchmark to pay the Company's corporate filing fees to the State of Nevada) in exchange for a cash payment of $65,000 ("Benchmark Settlement Amount"). On June 25, 2008, the Company paid the Benchmark Settlement Amount in full from the proceeds of the sale of shares under the amended Purchase Agreement. On June 30, 2008, the Benchmark Action was dismissed with prejudice.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

Market Information

     Our Common Stock traded on the Over-the-Counter Bulletin Board from January 4, 1999 through April 6, 2000 under the symbol "SLGK." From April 6, 2000 through the filing of this Registration Statement, we have traded on the Pink

Sheets. We initially traded on the Pink Sheets under the symbol "SLGK." On June 18, 2001, our symbol was changed to "SLRG." Effective August 28, 2008, our symbol on the Pink Sheets was changed to "FRXT."

     The table below sets forth the reported high and low bid prices for the periods indicated. The bid prices shown reflect quotations between dealers, without adjustment for markups, markdowns or commissions, and may not represent actual transactions in our securities. Shares of our common stock are very thinly traded, and the price if traded may be highly volatile and may not reflect the value of the Company.

Per Share Common Stock Bid Prices by Quarter*

For the Fiscal Year Ended on June 30, 2007
------------------------------------------

                                                          High              Low
                                                          ----              ---

Quarter Ended September 30, 2006                         $0.290           $0.160
Quarter Ended December 31, 2006                          $0.350           $0.160
Quarter Ended March 31, 2007                             $0.350           $0.170
Quarter Ended June 30, 2007                              $0.200           $0.085


For the Fiscal Year Ended on June 30, 2008
------------------------------------------

                                                          High              Low
                                                          ----              ---

Quarter Ended September 30, 2007                         $0.250           $0.085
Quarter Ended December 31, 2007                          $0.160           $0.090
Quarter Ended March 31, 2008                             $0.450           $0.130
Quarter Ended June 30, 2008                              $0.450           $0.200

* Prices obtained from www.bigcharts.com, a service of Market Watch, Inc.

Holders

     As of June 30, 2008, there were approximately 539 record holders of our common stock and an unknown number of beneficial holders who held our common stock in street name.

Dividends

     The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds to complete a business combination with an operating entity.

Penny Stock Regulations

     Our securities are subject to the SEC's "penny stock" rules. The penny stock rules may affect the ability of owners of our shares to sell them. There may be a limited market for penny stocks due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investments in penny stocks often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers might be greater than any profit an investor may make. Because of large spreads that market makers quote, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor.

     Our securities are also subject to the SEC's rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investor" means, in general terms, institutions with assets exceeding $5,000,000 or individuals having net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of our securities to buy or sell in any market.

Item 10. Recent Sales of Unregistered Securities.

     On November 14, 2007, we entered into a securities purchase agreement ("Purchase Agreement") with KIG Investors II, LLC ("KIG") pursuant to which KIG agreed to purchase, subject to the satisfaction of certain conditions precedent, newly issued shares of common stock from the Company for cash consideration. Effective June 19, 2008, the Purchase Agreement was amended by the parties and KIG thereafter assigned its rights thereunder to Kevin R. Keating and Lionsridge. Pursuant to the amended Purchase Agreement, on June 25, 2008, we issued 16,000,000 shares of common stock to Kevin R. Keating and 5,000,000 shares of common stock to Lionsridge. These shares were sold by us for an aggregate purchase price of $210,000, or $0.01 per share.

     On June 26, 2008, the Company issued 630,000 shares of common stock to Kevin R. Keating for consulting services rendered to the Company, which services were valued at $6,300, or $0.01 per share.

     On June 26, 2008, the Company issued 2,200,000 shares of common stock to Garisch Financial, Inc. ("GFI"), a consulting firm controlled by Frederic M. Schweiger, for consulting services rendered to the Company, which services were valued at $22,000, or $0.01 per share. The payment of these shares for consulting services was made pursuant to an agreement between the Company and GFI.

     In consideration of the above stock issuances, the Company granted certain registration rights to the holders thereof.

     In connection with the above stock issuance, we did not pay any underwriting discounts or commissions. None of the sales of securities described or referred to above was registered under the Securities Act. Each of the purchasers fell into one or more of the categories that follow: an existing shareholder, a creditor, a current or former officer or director, a service provider, or an accredited investor with whom we or an affiliate of ours had a prior business relationship. As a result, no general solicitation or advertising was used in connection with the sales. In making the sales without registration under the Securities Act, we relied upon one or more of the exemptions from registration including those contained in Sections 4(2) of the Securities Act. The purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

Item 11. Description of Registrant's Securities to be Registered.

     The following description is based on relevant portions of the Nevada General Corporation Law and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the Nevada General Corporation Law and our charter and bylaws for a more detailed description of the provisions summarized below.

Capital Stock

     The Company is authorized by its articles of incorporation, as amended and restated, to issue an aggregate of 210,000,000 shares of capital stock, of which 200,000,000 are shares of common stock, par value $0.001 per share (the "Common Stock") and 10,000,000 are shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

     As of September 15, 2008, there are 24,857,647 shares of common stock outstanding. There are no outstanding shares of preferred stock, and there are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans.

     Common Stock
     ------------

     All shares of our common stock have equal rights as to earnings, assets, dividends and voting privileges and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of a liquidation, dissolution or winding up of us, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock will be able to elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.


     Preferred Stock
     ---------------

     Our articles of incorporation authorize the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

Registration Rights

     The Company granted certain registration rights to Kevin R. Keating, Garisch Financial, Inc. and Lionsridge Capital, LLC in connection with the issuance to each of them of shares of the Company's common stock, pursuant to the terms and conditions contained in certain registration rights agreements ("Registration Rights Agreements"). The terms and conditions of the each of the Registration Rights Agreements are substantially similar. The number of shares subject to registration rights for each of the above holders is as follows:

                                               Number of Shares Subject to
                 Stockholder                       Registration Rights
                 -----------                       -------------------
           Kevin R. Keating                            16,630,000
           Lionsridge Capital, LLC                      5,000,000
           Garisch Financial, Inc.                      2,200,000


     Pursuant to the Registration Rights Agreements, commencing on the date that is thirty (30) days after the date the Company completes a business combination with a private company in a reverse merger or reverse take-over transaction (a

"Reverse Merger"), the stockholders shall each have a separate one-time right to request the Company to register for resale the shares of Common Stock held by such persons. The Company is required to cause the registration statement filed as a result of such requests to be declared effective under the Securities Act as promptly as possible after the filing thereof and shall keep the demand registration statement continuously effective under the Securities Act until the earlier of (i) two years after its effective date, (ii) such time as all of the shares of Common Stock covered by such registration statement have been publicly sold by the stockholders, or (iii) such time as all of the shares of Common Stock covered by such registration statement may be sold by the stockholders pursuant to Rule 144. Further, if all of the shares of Common Stock to be included in the registration statement filed cannot be so included due to certain comments from the SEC, and there is not an effective registration statement otherwise covering the shares of Common Stock, then the Company is obligated to prepare and file such registration statement(s) for such number of additional registration statements as may be necessary in order to ensure that all shares of Common Stock are covered by an existing and effective registration statement.

     Additionally, the Registration Rights Agreement provides the stockholders with "piggyback" registration rights such that at any time there is not an effective registration statement covering the shares of Common Stock, and the Company files a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company is required to send written notice to the stockholders of such intended filings at least twenty (20) days prior thereto and is required to automatically include in such registration statement all shares of Common Stock held by the stockholders for resale and offer on a continuous basis pursuant to Rule 415; provided, however, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company will be relieved of its obligation to register any shares of Common Stock in connection with such registration, (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of shares of Common Stock for the same period as the delay in registering such other securities, (iii) each stockholder is subject to confidentiality obligations with respect to any information gained in this process or any other material non-public information he, she or it obtains, (iv) each stockholder is subject to all applicable laws relating to insider trading or similar restrictions; and
(v) if all of the shares of Common Stock of the stockholders cannot be so included due to certain comments from the SEC, then the Company may reduce the number of each stockholders' shares of Common Stock covered by such registration statement to the maximum number which would enable the Company to conduct such offering in accordance with the provisions of Rule 415.

     The stockholders shall be entitled to include all shares of Common Stock for resale in the registration statement filed by the Company in connection with a public offering of equity securities by the Company, pursuant to Rule 415, so long as (1) such shares shall not be included as part of the underwritten offering of primary shares by the Company, unless the Company and underwriter agree to allow the inclusion of such shares of Common Stock as part of the underwritten offering and, in such event, the stockholders elect to include the shares of Common Stock in the underwriting subject to an allocation among all stockholders of registration rights in the manner set forth in the Registration Rights Agreement, (2) the underwriter approves the inclusion of such shares of Common Stock in such registration statement, subject to customary underwriter cutbacks applicable to all stockholders of registration rights, (3) the stockholders shall enter into the underwriters' form of lockup agreement as and to the extent requested by the underwriters, which may require that all of the shares of Common Stock held by the stockholders not be sold or otherwise transferred without the consent of the underwriters for a period not to exceed 180 days from the closing of the offering contemplated by the registration statement, and (4) if all of the shares of Common Stock of the stockholders cannot be so included due to certain comments from the SEC, then the Company may reduce the number of each stockholders' shares of Common Stock covered by such registration statement to the maximum number which would enable the Company to conduct such offering in accordance with the provisions of Rule 415.

     The Registration Rights Agreement contains a cut-back provision, whereby, in the event all of the all of the shares of Common Stock held by the stockholders cannot be included in a registration statement due to certain comments by the SEC or underwriter cutbacks, then the Company, unless otherwise prohibited by the SEC, shall cause the shares of Common Stock of the stockholders to be included in such registration statement to be reduced pro rata based on the number of shares of Common Stock held by all holders of registration rights as of the date preceding the Reverse Merger.

     The registration rights afforded to the stockholders shall terminate on the earliest date when all shares of Common Stock of the stockholders either: (i) have been publicly sold by the stockholders pursuant to a registration statement, (ii) have been covered by an effective registration statement which has been effective for an aggregate period of twelve (12) months (whether or not consecutive), or (iii) may be sold by the stockholders pursuant to Rule 144 without regard to the volume limitations for sales as provided in that regulation, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected stockholders.

     Each stockholder shall also indemnify the Company, each of its directors, each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against damages arising out of or based upon: (i) such stockholder's provision of any untrue or alleged untrue statement of a material fact to be contained in any registration statement or prospectus or in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction, or arising out of or relating to any such stockholder's omission or alleged omission of a material fact required to be stated therein or necessary to make the statements contained in such registration statement or prospectus not misleading or (ii) such stockholder's violation or alleged violation by the Company of the Securities Act or the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the shares of Common Stock pursuant to a registration statement or (iii) such stockholder's violation of the Registration Rights Agreement.

Item 12. Indemnification of Directors and Officers

     Section 78.7502 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to Section 78.138 of the NGCL; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the NGCL or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 78.7502 of the NGCL further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable pursuant to Section
78.138 of the NGCL; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 78.7502 of the NGCL provides, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraphs, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Section 78.138 of the NGCL provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

     The Company's Articles of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification. The Company's Articles of Incorporation further provide that the Company shall, to the full extent permitted by Section 78.7502 of the NGCL, indemnity each person that such Section grants the Company the power to indemnify.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company's officers or directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 13. Financial Statements and Supplementary Data.

     Our audited financial statements for the twelve months ended June 30, 2007 and 2008 are included in Item 15.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

     On July 2, 2008, the Company engaged Chisholm, Bierwolf & Nilson, LLC ("CBN") as its independent registered public accounting firm for the fiscal years ended June 30, 2007 and 2008.

Item 15. Financial Statements and Exhibits.



                       This Space Left Intentionally Blank

                                 Forex365, Inc.
                      (formerly known as Solar Group, Inc.)

                              Financial Statements
               For the Twelve Months Ended June 30, 2007 and 2008

                          INDEX TO FINANCIAL STATEMENTS



Report of Independent Registered Public Accounting Firm........................2

Balance Sheets - As of June 30, 2008 and 2007..................................3

Statements of Operations - For the Twelve Months Ended June 30, 2008
 and 2007......................................................................4

Statements of Stockholders' Equity (Deficit) - For the Period July 1,
 2006 through June 30, 2008....................................................5

Statements of Cash Flows - For the Twelve Months Ended June 30, 2008
 and 2007......................................................................6

Notes to Financial Statements..................................................7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors and shareholders
Forex 365, Inc.
Vero Beach, FL

We have audited the accompanying balance sheet of Forex 365, Inc. (the Company) as of June 30, 2008, and the related statements of operations, stockholders' deficit and cash flows for the years ended June 30, 2008 and 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the PCAOB (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Forex 365, Inc. as of June 30, 2008, and the results of their operations and their cash flows for the years ended June 30,2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit and has suffered recurring operating losses, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ Chisholm, Bierwolf & Nilson LLC


Chisholm, Bierwolf & Nilson LLC
Bountiful, Utah
July 28, 2008


                                              FOREX365, INC.
                                  (formerly known as Solar Group, Inc.)

                                              BALANCE SHEETS

                                                                              June 30, 2008  June 30, 2007
                                                                              ------------   -------------
                                                  ASSETS
Current Assets:
  Cash                                                                         $    21,429    $      --
                                                                               -----------    -----------

      Total current assets                                                          21,429           --
                                                                               -----------    -----------

Total assets                                                                   $    21,429    $      --
                                                                               ===========    ===========

                               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable - related parties                                                12,500        126,000
  Advances                                                                            --            2,000
  Litigation obligation                                                               --           63,000
  Other accrued liabilities and payables                                               265         54,700
                                                                               -----------    -----------

      Total current liabilities                                                     12,765        245,700
                                                                               -----------    -----------

Stockholders' equity (deficit):
  Preferred stock - $.01 par value; authorized 1,000,000 shares, none issued          --             --

  Common stock - $.01 par value; authorized 50,000,000 shares,
    24,857,647 and 1,027,647 shares issued and outstanding, respectively           248,576         10,276
Additional paid-in capital                                                       1,667,597      1,667,597
Accumulated deficit                                                             (1,907,509)    (1,923,573)
                                                                               -----------    -----------
      Total stockholders' equity (deficit)                                           8,664       (245,700)
                                                                               -----------    -----------

Total liabilities and stockholders' equity (deficit)                           $    21,429    $      --
                                                                               ===========    ===========



               The accompanying notes are an integral part of these financial statements.

                                                 -3-

                                 FOREX365, INC.
                      (formerly known as Solar Group, Inc.)

                            STATEMENTS OF OPERATIONS


                                                For the Twelve Months Ended June 30
                                                -----------------------------------
                                                         2008           2007
                                                     -----------    -----------


Revenues                                             $      --      $      --

General and administrative expenses                       55,394         74,100
                                                     -----------    -----------

Income (loss) from operations                            (55,394)       (74,100)

Other income (expense):

  Litigation loss                                           --          (63,000)

  Income on discharge of indebtedness                     71,731           --

  Interest expense                                          (273)          --
                                                     -----------    -----------

Income (loss) before provision for income taxes           16,064       (137,100)

Income tax expense                                          --             --
                                                     -----------    -----------

Net income (loss)                                    $    16,064    $  (137,100)
                                                     ===========    ===========


Net income (loss) per common share:
  Basic                                              $      0.01    ($     0.13)
                                                     ===========    ===========
  Diluted                                            $      0.01    ($     0.13)
                                                     ===========    ===========


Weighted average number of shares outstanding:
  Basic                                                1,403,866      1,027,647
                                                     ===========    ===========
  Diluted                                              1,403,866      1,027,647
                                                     ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                                      -4-

                                                            FOREX365, INC.
                                                (formerly known as Solar Group, Inc.)

                                            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                         FOR THE PERIOD JULY 1, 2006 THROUGH JUNE 30, 2008



                                          Preferred Stock           Common Stock          Additional                   Stockholders'
                                        -------------------   -------------------------     Paid-In      Accumulated      Equity
                                         Shares     Amount      Shares         Amount       Capital        Deficit       (Deficit)
                                        --------   --------   -----------   -----------   -----------    -----------    -----------


Balance June 30, 2006                       --     $   --       1,027,647   $    10,276   $ 1,667,597    $(1,786,473)   $  (108,600)

  Net loss                                  --         --            --            --            --         (137,100)      (137,100)
                                        --------   --------   -----------   -----------   -----------    -----------    -----------

Balance June 30, 2007                       --         --       1,027,647        10,276     1,667,597     (1,923,573)      (245,700)

  Issuance of common stock for cash         --         --      21,000,000       210,000          --             --          210,000

  Issuance of common stock for services     --         --       2,830,000        28,300          --             --           28,300

  Net income                                --         --            --            --            --           16,064         16,064
                                        --------   --------   -----------   -----------   -----------    -----------    -----------

Balance June 30, 2008                       --     $   --      24,857,647   $   248,576   $ 1,667,597    $(1,907,509)   $     8,664
                                        ========   ========   ===========   ===========   ===========    ===========    ===========






                            The accompanying notes are an integral part of these financial statements.

                                                               -5-

                                    FOREX365, INC.
                         (formerly known as Solar Group, Inc.)

                               STATEMENTS OF CASH FLOWS


                                                           For the Twelve   For the Twelve
                                                            Months Ended     Months Ended
                                                              June 30,         June 30,
                                                                2008             2007
                                                             ---------        ---------

Cash Flows from Operating Activities:
  Net income (loss)                                          $  16,064        $(137,100)
    Adjustments to reconcile net income (loss) to net cash
     used in operating activities:
      Income on discharge of indebtedness                      (71,731)            --
      Common stock issued for services                          28,300             --

      Change in operating assets and liabilities:
        Litigation obligation                                  (63,000)          63,000
        Accounts payable - related parties                     (42,042)          42,000
        Accrued liabilities                                    (54,162)          32,100
                                                             ---------        ---------
    Net cash used in operating activities                     (186,571)            --
                                                             ---------        ---------

Cash Flows from Investing Activities:
                                                             ---------        ---------
    Net cash provided by (used in) investing activities           --               --
                                                             ---------        ---------

Cash Flows from Financing Activities:
  Payments on advances                                          (2,000)            --
  Common stock issuance for cash                               210,000             --
                                                             ---------        ---------
    Net cash provided by (used in) financing activities        208,000             --
                                                             ---------        ---------

Net Change in Cash                                              21,429             --
Cash, at beginning of period                                      --               --
                                                             ---------        ---------
Cash, at end of period                                       $  21,429        $    --
                                                             =========        =========

Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for interest                     $    --          $    --
                                                             =========        =========
  Cash paid during the year for taxes                        $    --          $    --
                                                             =========        =========



      The accompanying notes are an integral part of these financial statements.

                                          -6-

                                 FOREX365, INC.
                      (formerly known as Solar Group, Inc.)

                          NOTES TO FINANCIAL STATEMENTS



1. ORGANIZATION AND BASIS OF PRESENTATION:
   ---------------------------------------

   Organization and Business

   Forex365, Inc. (the "Company") was incorporated under the laws of the State of Nevada on February 8, 1984 under the name Solar Age Industries, Inc. The Company's principal business activity was the manufacture and sale of solar air and water heating devices. As of January 1986, the federal energy credits and most state energy credits expired which severely impacted on the Company's ability to market its products, resulting in a substantial loss to the Company for the first two calendar quarters of 1986. The Company attempted to diversify its operation, but because of the continuing substantial financial loses sustained by the Company, it was forced to file a Chapter 11 petition under the Bankruptcy Code District of New Mexico. In late 1987, the Company filed its plan of reorganization, which was approved by the Bankruptcy Court. Following distribution to its creditors under the terms of the plan and consummation of the plan, the bankruptcy case was subsequently closed. Although the Company continued to market its products, the Company did not attain the commercial success for its products and, subsequently, ceased operations.

   In July 1998, pursuant to an Agreement and Plan of Reorganization and, as a result of a reverse merger, the Company acquired through its wholly owned subsidiary, SGI Capital, Inc., an Illinois corporation, a ninety percent interest in JSC NBM Stroyservice ("NBM"), Russian limited liability company, which was a real estate development and construction company based in Moscow, Russia. Shortly after the merger, the Company was unable to develop its operations, due to deteriorating economic conditions in Russia and the inability of NBM to provide audited financial statements for the fiscal year ended as of June 30, 1999 in accordance with the U.S. General Accepted Accounting Principles, and the Company was forced to rescind the Agreement and Plan of Reorganization.

   Effective November 15, 2007, the then existing officers and directors of the Company resigned, and Kevin R. Keating became the sole director. Kevin R. Keating appointed two additional directors to fill the vacancies on the Company's board of directors ("Board"). The Board then appointed Kevin R. Keating as the Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company.

   On June 25, 2008, the Company issued an aggregate of 21,000,000 shares of common stock (the "Shares") to Kevin R. Keating and an investor controlled by Fredric M. Schweiger ("Investor"). The Shares were sold by the Company for an aggregate purchase price of $210,000, or $0.01 per share. The Shares have certain registration rights. Immediately following the issuance of the Shares, Kevin R. Keating and the Investor owned approximately 95.3% of the Company's outstanding common stock. The proceeds from the sale of the Shares were used by the Company to pay certain liabilities and obligations of the Company.

   The Company currently has no operations but is seeking to acquire an ongoing business. The Company's principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a

                                 FOREX365, INC.
                      (formerly known as Solar Group, Inc.)

                          NOTES TO FINANCIAL STATEMENTS



   combination with an operating business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. No assurance can be given that the Company will ever complete a business combination with an operating company.

   Basis of Presentation

   The accompanying financial statements include the accounts of the Company. The Company has no subsidiaries.

   Going Concern

   Since inception, the Company had a cumulative net loss of $1,907,509 and $1,923,573 as of June 30, 2008 and June 30, 2007, respectively. Since inception, the Company has been dependent upon the receipt of capital investment or other financing to fund its operations. The Company currently has no source of operating revenue, and has only limited working capital with which to pursue its business plan, which contemplates the completion of a business combination with an operating company. The amount of capital required to sustain operations until the successful completion of a business combination is subject to future events and uncertainties. It may be necessary for the Company to secure additional working capital through loans or sales of common stock, and there can be no assurance that such funding will be available in the future. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

   The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF ACCOUNTING POLICIES:
   -------------------------------

   Income Taxes

   The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

   Use of Estimates

   In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

                                 FOREX365, INC.
                      (formerly known as Solar Group, Inc.)

                          NOTES TO FINANCIAL STATEMENTS



   Cash and Cash Equivalents

   For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. There were no cash equivalents at June 30, 2008 or June 30, 2007.

   Fair Value of Financial Instruments

   The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of accounts payable and accrued liabilities approximate fair value because of the short-term maturities of these instruments.

   Stock Compensation for Services Rendered

   The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123R and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur. The Company had no common stock options or warrants outstanding at June 30, 2008 and 2007.

   Revenue Recognition

   The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB 101"), as amended by SAB 101A and 101B. SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. The Company had no operations and no revenue for the years ended June 30, 2008 and June 30, 2007.

   Earnings (Loss) per Share

   Basic earnings per (loss) share (EPS) is calculated by dividing the income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Since there are no potentially dilutive securities for the years ended June 30, 2008 and 2007, dilutive EPS calculations are not included.

   Recent Pronouncements

   In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("FAS 157"). The purpose of FAS 157 is to provide users of financial statements with better information about the extent to which fair value is

                                 FOREX365, INC.
                      (formerly known as Solar Group, Inc.)

                          NOTES TO FINANCIAL STATEMENTS



   used to measure recognized assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings for the period. FAS 157 also provides guidance on the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This changes the definition of fair value to be the price that would be received to sell an asset or paid to transfer a liability, an exit price, as opposed to the price that would be paid to acquire the asset or received to assume the liability, an entry price. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods with those fiscal years (e.g., January 1, 2008, for calendar year-end entities).

   In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115 ("FAS 159"). FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of FAS 159 will become effective as of the beginning of our 2009 fiscal year.

   In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), Business Combinations ("FAS 141(R)"). FAS 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree and recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. FAS 141(R) also sets forth the disclosures required to be made in the financial statements to evaluate the nature and financial effects of the business combination. FAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The provisions of FAS 141(R) will become effective as of the beginning of our 2009 fiscal year.

   In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 ("FAS 160"). FAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as non-controlling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest holders. FAS 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of FAS 160 shall be applied prospectively. FAS 160 is effective for fiscal years beginning after December 15, 2008 and, as such, the Company will adopt this standard in fiscal 2009.

   In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities ("FAS 161"). FAS 161 is intended to improve financial reporting about

                                 FOREX365, INC.
                      (formerly known as Solar Group, Inc.)

                          NOTES TO FINANCIAL STATEMENTS



   derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. The provisions of FAS 161 are effective for the quarter ending March 31, 2009.

   The adoption of these new Statements is not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

3. STOCKHOLDERS' EQUITY:
   ---------------------

   As of June 30, 2007, the Company had 1,027,647 shares of common stock, $0.01 par value per share, outstanding.

   On June 25, 2008, the Company issued 16,000,000 shares of common stock to Kevin R. Keating, a director of the Company and the Company's sole officer, for a purchase price of $160,000, or $0.01 per share.

   On June 25, 2008, the Company issued 5,000,000 shares of common stock to the Investor for a purchase price of $50,000, or $0.01 per share.

   On June 26, 2008, the Company issued 630,000 shares of common stock to Kevin
   R. Keating for services rendered as a director of the Company, which services were valued at $6,300, or $0.01 per share.

   On June 26, 2008, the Company issued 2,200,000 shares of common stock to a consulting firm controlled Frederic M. Schweiger ("Consultant"), which consulting services were valued at $22,000, or $0.01 per share.

   As of June 30, 2008, the Company had 24,857,647 shares of common stock, $0.01 par value per share, outstanding. As of June 30, 2008, there were no outstanding options or warrants to purchase shares of the Company's common stock.

4. RELATED PARTY TRANSACTIONS:
   ---------------------------

   Commencing July 1, 2004, the Company's Board of Directors approved a consulting fee of $3,500 per month payable to its former director and Chief Executive Officer, Leon Leibovich, for consulting services rendered to the Company for financial and administrative matters and for assisting the Company in identifying an operating company for a potential business combination. The Company recorded expenses for these consulting services of $13,500 and $42,000 during the fiscal years ended June 30, 2008 and 2007, respectively. On November 14, 2007, the Company entered into a Settlement and Release Agreement with Leon Leibovich, which provided that for the partial payment, at the closing of the sale of the Shares by the Company, of certain consulting fees earned by Leon Leibovich for consulting services rendered to

                                 FOREX365, INC.
                      (formerly known as Solar Group, Inc.)

                          NOTES TO FINANCIAL STATEMENTS



   the Company from July 2004 to October 2007. As part of the settlement of such consulting fees, Leon Leibovich agreed to accept $68,542 ("Settlement Amount") in full and complete payment of $140,000 of unpaid consulting fees. As part of the Settlement Agreement, Leon Leibovich also agreed to release the Company from all claims and to indemnify the Company from any loss, cost or expense incurred by the Company up to a maximum of $12,500 for a period of 4 months following the closing of the sale of the Shares. In accordance with the Settlement Agreement, the Company paid $56,042 to Leon Leibovich at the closing of the sale of the Shares and withheld $12,500 from the Settlement Amount payable to Leon Leibovich, which withheld amount will be paid to Leon Leibovich at the end of the 4-month period, subject to any claims for indemnity. As of the June 30, 2008 and 2007, the Company had unpaid consulting fees owed to Leon Leibovich of $12,000 and $126,000, respectively, which have been recorded as accounts payable - related parties.

   On May 5, 2008, the Company entered into a revolving loan agreement with Vero Management, L.L.C. ("Vero"). Pursuant to this agreement, the Company borrowed $10,500 from Vero on May 5, 2008. The Company is required to repay the outstanding advances in full on or before June 30, 2008. The loan bears interest at a rate of 6% per annum. The loan was used by the Company to pay professional fees. Kevin R. Keating, the Company's Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer and a director is the sole member and manager of Vero. The Company paid the Vero loan on June 27, 2008 from the proceeds of the sale of Shares. Vero waived any payment of accrued interest on the loan.

   On June 25, 2008, the Company issued 16,000,000 shares of common stock to Kevin R. Keating, a director of the Company and the Company's sole officer, for a purchase price of $160,000, or $0.01 per share. On June 26, 2008, the Company issued 630,000 shares of common stock to Kevin R. Keating for services rendered as a director of the Company, which services were valued at $6,300, or $0.01 per share.

5. REVOLVING LOAN
   --------------

   On November 17, 2007, the Company entered into a revolving loan agreement with Keating Investments, LLC ("Lender"). Pursuant to this agreement, the Company borrowed $5,000 from the Lender on November 17, 2005. The Company is required to repay the outstanding advances in full on or before June 30, 2008. The loan bears interest at a rate of 6% per annum. The loan was used by the Company to pay attorneys in connection with certain litigation. See note
   6. The Company paid the Keating Investments loan on June 27, 2008 from the proceeds of the sale of Shares. Keating Investments waived any payment of accrued interest on the loan. Keating Investments, LLC is the managing member of KIG Investors II, LLC ("KIG"). KIG assigned its rights to purchase the Shares to Kevin R. Keating and the Investor on June 20, 2008.

                                 FOREX365, INC.
                      (formerly known as Solar Group, Inc.)

                          NOTES TO FINANCIAL STATEMENTS



6. LITIGATION
   ----------

   The Company was named in a civil action filed in Nevada District Court, Clark County on August 7, 2007 captioned Benchmark Capital, LLC vs. Forex365, Inc., formerly known as Solar Group, Inc., Leon Leibovich and Does I-XV (the "Benchmark Action"). The lawsuit alleges a number of causes of action related to Benchmark's attempts to acquire a controlling interest in the Company from certain stockholders ("Controlling Interest") during the period from April 2005 to May 2007. During this time period, Benchmark alleges it advanced monies to the Company to pay certain expenses and costs of the Company. Benchmark alleges certain other defendants breached a verbal agreement to sell it the Controlling Interest. Generally, Benchmark is demanding the Company to repay these advances in and/or to issue its common stock to Benchmark in lieu of cash repayment of the advances. Benchmark is also seeking specific performance to have the Controlling Interest transferred to it.

   On November 1, 2007, the Company was advised that a default judgment had been entered against the Company on October 31, 2007. The default judgment provides that the Company pay Benchmark the sum of $41,670.88 plus interest at 10.25% per annum from August 7, 2007 until paid, plus costs of $447.98 and attorney fees of $5,420. On January 8, 2008, the Court vacated the default judgment against the Company. The Company has timely filed its answer to complaint.

   On March 10, 2008, Benchmark agreed to settle the Benchmark Action and to release the Company and other defendants from all claims (including a $2,000 advance made in June 2006 by Benchmark to pay the Company's corporate filing fees to the State of Nevada) in exchange for a cash payment of $65,000 ("Benchmark Settlement Amount"). Pursuant to AICPA Statement on Auditing Standards No. 1, Subsequent Events ("SAS 1"), the Company recorded a litigation loss for $63,000 related to the settlement of the Benchmark Action in fiscal year ended June 30, 2007 since the events that gave raise to the claim occurred during the fiscal year ended June 30, 2007.

   On June 25, 2008, the Company paid the Benchmark Settlement Amount in full from the proceeds of the sale of the Shares. On June 30, 2008, the Benchmark Action was dismissed with prejudice.

7. INCOME TAXES:
   -------------

   The Company recognizes the amount of income taxes payable or refundable for the current year and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement amounts of certain assets and liabilities and their respective tax bases. Deferred tax assets and deferred liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets will ultimately be realized.

   As of June 30, 2008, the Company had net operating losses approximating $1,907,509 which began to expire in the year 2003 and will continue to expire throughout the year 2023. Since the Company has yet to prove the ability to generate taxable income, a valuation account has been recognized to eliminate the deferred tax asset.

                                 FOREX365, INC.
                      (formerly known as Solar Group, Inc.)

                          NOTES TO FINANCIAL STATEMENTS



   Deferred tax assets and the valuation account are as follows at June 30, 2008 and 2007:

                                             2008         2007
                                          ---------    ---------
               Deferred tax asset
                    NOL Carryforward      $ 286,100    $ 288,600
                    Valuation Allowance    (286,100)    (288,600)
                                          ---------    ---------
                                          $    --      $    --
                                          =========    =========


   The components of income tax expense are as follows:

                                          For the Twelve Months Ended
                                                   June 30,
                                            ----------------------
                                               2008        2007
                                             --------    --------
             Current federal tax             $   --      $   --
             Current state tax                   --          --
             Change in NOL benefit              2,500     (20,600)
             Change in valuation allowance     (2,500)     20,600
                                             --------    --------
                                             $   --      $   --
                                             ========    ========


8. INCOME (LOSS) PER SHARE
   -----------------------

   The following data show the amounts used in computing income (loss) per share:

                                                    For the Twelve Months Ended
                                                              June 30,
                                                    ---------------------------
                                                         2008          2007
                                                     -----------   -----------

     Income (loss) from operations available
       to common stockholders (numerator)            $    16,064   $  (137,100)
                                                     -----------   -----------

     Weighted average number of common shares
       outstanding used in income (loss) per
       share during the period (denominator)           1,403,866     1,027,647
                                                     -----------   -----------

     Net income (loss) per common share              $      0.01   ($     0.13)

                                 FOREX365, INC.
                      (formerly known as Solar Group, Inc.)

                          NOTES TO FINANCIAL STATEMENTS



   Dilutive income (loss) per share were not presented, as the Company had no common equivalent shares for all periods presented that would effect the computation of diluted income (loss) per share.

9. SUBSEQUENT EVENTS:
   ------------------

   Effective July 1, 2008, the Company entered into a management agreement ("Management Agreement") with Vero under which Vero had agreed to provide a broad range of managerial and administrative services to the Company including, but not limited to, assistance in the preparation and maintenance of the Company's financial books and records, the filing of various reports with the appropriate regulatory agencies as are required by State and Federal rules and regulations, the administration of matters relating to the Company's shareholders including responding to various information requests from shareholders as well as the preparation and distribution to shareholders of relevant Company materials, and to provide office space, corporate identity, telephone and fax services, mailing, postage and courier services for a fixed fee of $3,000 per month, for an initial period of twelve months. The agreement may be terminated by either party in writing during the initial twelve months. At the end of the initial twelve month term, the agreement will continue to remain in effect until terminated in writing by either party. Kevin R. Keating, the Company's Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer and a director is the sole member and manager of Vero.

Exhibits

INDEX TO EXHIBITS


Exhibit Number      Exhibit Description
--------------      -------------------

3.1 Amended and Restated Articles of Incorporation filed with the State of Nevada on August 14, 2008

3.2                 Amended and Restated By-laws adopted August 12, 2008

10.1 Securities Purchase Agreement between KIG Investors II, LLC and the Company dated November 14, 2007

10.2 First Amendment to Securities Purchase Agreement between KIG Investors II, LLC and the Company dated June 19, 2008

10.3 Assignment of Amended Securities Purchase Agreement by KIG Investors II, LLC to Lionsridge Capital, LLC dated June 20, 2008

10.4 Assignment of Amended Securities Purchase Agreement by KIG Investors II, LLC to Kevin R. Keating dated June 20, 2008

10.5 Registration Rights Agreement between Kevin R. Keating and the Company dated June 23, 2008

10.6 Registration Rights Agreement between Lionsridge Capital, LLC and the Company dated June 23, 2008

10.7 Registration Rights Agreement between Garisch Financial, Inc. and the Company dated June 26, 2008

10.8 Settlement and Release Agreement between Leon Leibovich and the Company dated November 14, 2007

10.9 Revolving Loan Agreement between Keating Investments, LLC and the Company dated November 17, 2007

10.10 Revolving Loan Agreement between Vero Management L.L.C. and the Company dated May 5, 2008

10.11 Consulting Agreement between Garisch Financial, Inc. and the Company dated June 26, 2008

10.12 Agreement between the Company and Vero Management, L.L.C., dated as of July 1, 2008

16.1                Consent of Independent Registered Public Accounting Firm

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: September 22, 2008                     Forex365, Inc.



                                             By: /s/ Kevin R. Keating
                                             ------------------------
                                             Name: Kevin R. Keating
                                             Title: Chief Executive Officer